                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [X]    Filed by a Party other than the Registrant  [_]

--------------------------------------------------------------------------------


Check the appropriate box:
[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                MATRIXONE, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

--------------------------------------------------------------------------------

                                MATRIXONE, INC.
                              Two Executive Drive
                        Chelmsford, Massachusetts 01824

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To The Stockholders:

   The Annual Meeting of Stockholders of MatrixOne, Inc. (the "Company"), a Delaware corporation, will be held on Monday, November 6, 2000 at 10:00 A.M. at Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, Massachusetts 02110, for the following purposes:

  1. To elect one member to the Board of Directors for a three-year term as a Class I director.

  2. To approve and adopt an amendment to the 1999 Stock Plan to increase the aggregate number of shares which may be issued thereunder from 1,500,000 to 3,000,000, and to ratify the 1999 Stock Plan.

  3. To ratify the selection of the firm Arthur Andersen LLP as auditors for the fiscal year ending June 30, 2001.

  4. To transact such other business as may properly come before the meeting and any adjournments thereof.

   Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Friday, September 8, 2000, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors,

                                          Gordon H. Hayes, Jr.
                                          Secretary

September 22, 2000


  Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.

                                MATRIXONE, INC.
                              Two Executive Drive
                        Chelmsford, Massachusetts 01824

                               ----------------

                                PROXY STATEMENT

                              September 22, 2000

   Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of MatrixOne, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Monday, November 6, 2000, at 10:00 A.M., at Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, Massachusetts 02110.

   Only stockholders of record as of the close of business on September 8, 2000 will be entitled to vote at the meeting and any adjournments thereof. As of that date, 42,599,296 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Secretary at any time before it is exercised.

   An Annual Report to Stockholders, containing financial statements for the fiscal year ended July 1, 2000, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about September 29, 2000.

   The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

   Each of the persons named as proxies in the proxy is a director or officer of the Company. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of a Board of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. The proxies will be voted as stated below and under "Election of Directors." The stockholders also will act upon a proposal to amend and ratify the 1999 Stock Plan and a proposal to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

   The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of September 8, 2000, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director, or nominee for director, of the Company, (iii) each of the executive officers named in the Summary Compensation Table under the caption "Compensation and Other Information Concerning Directors and Officers" below, and (iv) all directors, nominees for director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. The address of each of our executive officers and directors is c/o MatrixOne, Inc., Two Executive Drive, Chelmsford, MA 01824. As of September 8, 2000, there were 42,599,296 shares of Common Stock outstanding.

                                          Amount and Nature of
                                          Beneficial Ownership
                                     -------------------------------
   Name and Address of Beneficial      Common    Options             Percent of
   Owner                               Stock       (1)      Total      Class
   ------------------------------    ---------- --------- ---------- ----------
   William Blair Capital Partners...  9,835,485       --   9,835,485    23.1%
    227 West Monroe
    Suite 3400
    Chicago, IL 60606

   Gilde IT Fund....................  3,594,063       --   3,594,063     8.4
    Gilde Investment Management
    Newtonlaan 91
    P.O. Box 85067
    Utrecht 3508AB
    Netherlands

   Executive Officers and Directors
   Mark F. O'Connell(2).............    600,000 1,031,718  1,631,718     3.7
   Brian M. Gallagher...............     59,061    75,595    134,656       *
   Johannes T.J. Ruigrok............      5,000   270,000    275,000       *
   Michael Segal(3).................    212,686   433,876    646,562     1.5
   Sam Zawaideh.....................    168,468    15,469    183,937       *
   Ellen Carnahan(4)................  9,835,485       --   9,835,485    23.1
   Daniel J. Holland(5).............     99,066       --      99,066       *
   James F. Morgan(6)...............  1,180,068       --   1,180,068     2.8
   Charles R. Stuckey, Jr...........        --     87,375     87,375       *
   All executive officers, nominees
    for director and directors as a
    group (14 persons)(7)........... 12,489,208 2,497,294 14,986,502    33.2%

--------
 * Represents beneficial ownership of less than one percent of common stock.
(1) Includes all options that are currently exercisable or will become exercisable within 60 days from September 8, 2000 by the person.
(2) Includes options to purchase 60,000 shares of Common Stock held of record by Mark F. O'Connell, Trustee of The Mark F. O'Connell Grantor Retained Annuity Trust--1999, options to purchase 105,000 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of The Mark F. O'Connell Irrevocable

   Trust -- 1999 for the benefit of Mr. O'Connell's children, options to purchase 60,000 shares of Common Stock held of record by Debra A. O'Connell, Mr. O'Connell's wife, Trustee of The Debra A. O'Connell Grantor Retained Annuity Trust--1999, and options to purchase 105,000 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of The Debra
   A. O'Connell Irrevocable Trust--1999 for the benefit of Mr. O'Connell's children. Mr. O'Connell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(3) Includes 24,000 shares of Common Stock and options to purchase 12,600 shares of Common Stock held of record by Lee E. Fogarty, Trustee of The Michael Segal and Kathleen A. Brown Irrevocable Trust--1999 for the benefit of Mr. Segal's children, and 9,750 shares of Common Stock and options to purchase 5,400 shares of Common Stock held of record by Kathleen A. Brown, Mr. Segal's wife, Trustee of The Segal/Brown Family Irrevocable Trust--1999. Mr. Segal disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(4) Ms. Carnahan is a Managing Director of William Blair Capital Partners, L.L.C. In such capacity, Ms. Carnahan may be deemed to have beneficial ownership of the 9,835,485 shares of Common Stock owned by William Blair Capital Partners V, L.P. Ms. Carnahan disclaims beneficial ownership of the shares, except to the extent of her pecuniary interest therein.
(5) Includes 30,000 shares of Common Stock held of record by Morgan, Holland Fund, L.P. Mr. Holland is the Managing General Partner of Morgan, Holland Fund. In such capacity, Mr. Holland may be deemed to have beneficial ownership of the 30,000 shares of Common Stock owned by Morgan, Holland Fund, L.P. Also includes 400 shares of Common Stock owned by Patricia Holland, Mr. Holland's wife. Mr. Holland disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.
(6) Includes 375,000 shares of Common Stock held of record by Wilmington Trust Company, Trustee of The JFM Trust.
(7) See notes 2-6. Also includes 15,000 shares of Common Stock held of record by Paul B. Gilmartin, Trustee of The Paul B. Gilmartin Grantor Retained Annuity Trust--2000 and 15,000 shares of Common Stock held of record by Maria M. Gilmartin, Mr. Gilmartin's wife, Trustee of The Maria M. Gilmartin Grantor Retained Annuity Trust--2000. Mr. Gilmartin disclaims beneficial ownership of the shares in The Maria M. Gilmartin Grantor Retained Annuity Trust--2000, except to the extent of his pecuniary interest therein.

                             ELECTION OF DIRECTORS

   In accordance with the Company's Amended and Restated Certificate of Incorporation, the Company's Board of Directors is divided into three classes. Each class serves a three-year term, with the terms of office of the respective classes expiring in successive years. The Class I Director's term will expire at the Annual Meeting of Stockholders being held November 6, 2000. Each Class II Director is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2001. Each Class III Director is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2002. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Prior to the Annual Meeting, James F. Morgan was the Class I Director; Ellen Carnahan and Daniel J. Holland were the Class II Directors; and Mark F. O'Connell and Charles R. Stuckey, Jr. were the Class III Directors.

   The Board of Directors has nominated and recommends that James F. Morgan, who is currently serving as the Class I Director, be elected the Class I Director, to hold office until the Annual Meeting of Stockholders to be held in 2003 and until his successor has been duly elected and qualified or until his earlier resignation or removal. Mr. Morgan has indicated his willingness to serve, if elected; however if he should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Mr. Morgan will be voted FOR the election of Mr. Morgan.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED ON THE FOLLOWING PAGE.

   Information regarding the nominee for director and further information with respect to the Board of Directors is set forth on the following page.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth the Class I nominee to be elected as a director at the Annual Meeting of Stockholders, current directors who will continue to serve as directors beyond the Annual Meeting and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company.

     Name        Age                                 Position
     ----        ---                                 --------
Mark F.          45  President, Chief Executive Officer and Director
 O'Connell
Maurice L.       49  Vice President of Finance and Administration, Chief
 Castonguay           Financial Officer and Treasurer
Stephen P.       48  Vice President of Xchange Business Development
 Dunn
Brian M.         51  Vice President of Sales, Americas
 Gallagher
Paul B.          52  Vice President of Product Management
 Gilmartin
David W.         41  Vice President of Engineering
 McNelis
Johannes T.J.    41  Senior Vice President of Worldwide Sales and Marketing
 Ruigrok
Michael Segal    47  Senior Vice President of Customer Success
Jane E. Seitz    49  Vice President of Human Resources
Sam Zawaideh     36  Vice President of Xchange Business
Ellen            45  Director
 Carnahan(1)(2)
Daniel J.        64  Director
 Holland(1)(2)
James F.         63  Director
 Morgan
Charles R.       58  Director
 Stuckey, Jr.
 (1)(2)

--------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.

Nominee for Election at the Annual Meeting

   James F. Morgan has served as a Director of the Company since June 1984 and as Corporate Advisor from July 1997 to March 31, 2000. Mr. Morgan was the Chairman and Chief Executive Officer of Adra Systems from October 1996 to July 1997. Prior to joining the Company, Mr. Morgan served as a general partner of Morgan, Holland Fund, a venture capital fund organized in 1981, and as a general partner of Morgan, Holland Fund II, a venture capital fund organized in 1988.

Directors Whose Term Extends Beyond the Annual Meeting

   Ellen Carnahan has served as a Director of the Company since October 1997. Ms. Carnahan has served as a managing director at William Blair Capital Partners, L.L.C. and its predecessor funds, which are venture capital firms, since January 1988. William Blair Capital Partners, L.L.C. is an affiliate of William Blair & Company, an investment bank. From January 1983 through December 1987, she was vice president of marketing and planning at SPSS, Inc., an applications software company. Ms. Carnahan also serves as a director of NewsEdge Corporation, a provider of news and current awareness solutions.

   Daniel J. Holland has served as a Director of the Company since September 1996. Mr. Holland is a senior advisor and partner of OneLiberty Ventures, a venture capital firm he cofounded in 1995. Previously, he was cofounder and president of Morgan, Holland Ventures, a venture capital firm he cofounded in 1982. He also serves as the managing general partner of Morgan, Holland Fund. Mr. Holland serves as a director of Vista Medical Technologies, Inc., a developer and manufacturer of three-dimensional visualization systems.

   Mark F. O'Connell has served as President since September 1996 and as Chief Executive Officer and Director since July 1997. From March 1995 to September 1996, Mr. O'Connell was Vice President of Marketing. Prior to joining the Company, Mr. O'Connell held a number of management positions in finance and marketing at Digital Equipment Corp., a supplier of networked computer systems, software and services. These positions included director of software product marketing from January 1994 to March 1995, director of corporate product marketing communications from February 1993 to January 1994, director of workstations and server marketing from May 1991 to February 1993, and group manager of marketing and sales programs for the UNIX software and systems business from January 1990 to May 1991.

   Charles R. Stuckey, Jr. has served as a Director of the Company since October 1998. Mr. Stuckey has been chairman of the board and chief executive officer of RSA Security, Inc., formerly Security Dynamics Technologies, Inc., an e-security company, since January 1987. Mr. Stuckey serves as a director of The Massachusetts Telecommunications Council.

Executive Officers

   Maurice L. Castonguay has served as Chief Financial Officer, Vice President of Finance and Administration and Treasurer since January 1999. Prior to joining the Company, from August 1997 to December 1998, Mr. Castonguay was vice president of finance and chief financial officer of Stratus Computer, Inc., a supplier of fault tolerant computer platforms, applications and services focused at the telecommunications and financial services markets. Mr. Castonguay left Stratus after it was acquired by Ascend Communications. From March 1996 to August 1997, Mr. Castonguay was vice president of finance, chief financial officer and treasurer of Gradient Technologies, Inc., a provider of security and infrastructure software. From September 1990 to March 1996, Mr. Castonguay was chief financial officer at Xylogics, Inc., a data networking and remote access company that was acquired by Bay Networks. Prior to that, Mr. Castonguay held tax, corporate development and division controller positions at Prime Computer from May 1987 to September 1990. Mr. Castonguay has served as a director of Media 100, Inc., a supplier of streaming media tools to stream video and audio over the Internet, since February 1997.

   Stephen P. Dunn has served as Vice President of Xchange Business Development since August 2000. Mr. Dunn served as Vice President of Global Alliances from December 1997 to August 2000. Prior to joining the Company, Mr. Dunn was the vice president of North American sales at Workgroup Technology Inc., a developer of product data management and workflow systems, from September 1995 to June 1997. From November 1993 to August 1995, he was the director, eastern region for Rasna Corporation, a computer aided design and design engineering firm. From January 1992 to November 1993, Mr. Dunn was the vice president of worldwide sales for Mechanical Dynamics, Inc., a developer of mechanical system simulation software.

   Brian M. Gallagher has served as Vice President of Sales, Americas since June 1999. Prior to joining the Company, Mr. Gallagher was vice president of various business units at Baan Company, a provider of enterprise business software, from February 1999 to June 1999. Prior to that, Mr. Gallagher was vice president of worldwide sales at Baan Supply Chain from August 1997 to February 1999, where he was responsible for building a worldwide sales organization including Europe, Latin America and Asia. From June 1989 to July 1997, he was the director of major accounts at System Software Associates, an enterprise resource planning software provider.

   Paul B. Gilmartin has served as Vice President of Product Management since October 1999. Mr. Gilmartin served as Vice President of Marketing from October 1997 to October 1999. Mr. Gilmartin served as Director of Product Marketing with Adra Systems from June 1995 to September 1997. From October 1987 to May 1995,

Mr. Gilmartin held several positions, including the corporate director of channels marketing for the Corporate Software Group at Digital Equipment Corp. Prior to that, from February 1984 to October 1987, Mr. Gilmartin was director of North American sales at Votan Corporation, a producer of speech technology and products.

   David W. McNelis has served as Vice President of Engineering since January 1996. From October 1992 to January 1996, Mr. McNelis served as the Director of Engineering for Adra Systems. Prior to joining the Company, Mr. McNelis spent nine years with Sikorsky Aircraft as the senior architect of the Igor information management system.

   Johannes T. J. Ruigrok has served as Senior Vice President of Worldwide Sales and Marketing since September 2000. Mr. Ruigrok served as Vice President of Sales, Europe, Middle East and Africa from July 1998 to August 2000. From March 1996 to June 1998, Mr. Ruigrok was a managing director of Oracle GmbH Austria, an enterprise software and database management company. From January 1995 to March 1996, Mr. Ruigrok was the director of alliances, and from 1993 to January 1995 the business unit manager industry and distribution, for Oracle BV The Netherlands.

   Michael Segal has served as Senior Vice President of Customer Success since August 2000. Mr. Segal served as Vice President of Customer Success from August 1998 to August 2000. From December 1995 to August 1998, Mr. Segal was Vice President and General Manager--Matrix. From 1988 to December 1995,
Mr. Segal was Vice President of Customer Services for Adra Systems with responsibility for all customer service operations and technical support. Prior to joining the Company, Mr. Segal spent 11 years with Applicon Inc., a CAD/CAM vendor, where he held management positions in manufacturing, quality assurance and customer service.

   Jane E. Seitz has served as Vice President of Human Resources since July 1999. Prior to joining the Company, Ms. Seitz was an interim executive from May 1996 to July 1999 serving at several start-up companies, including: Indigo America, Inc., a manufacturer of digital color printing products; Wellspace, Inc., a network of healthcare practitioners; and FluidSense Corp., a provider of services and products enabling hospitals to outsource the logistics of infusion therapy. From May 1991 to April 1996, Ms. Seitz was the vice president of human resources, corporate services and legal administration at the Bank of Ireland First Holdings, Inc.

   Sam Zawaideh has served as Vice President of Xchange Business since April 2000. Mr. Zawaideh served as Vice President of Global Services from September 1996 to April 2000. Mr. Zawaideh served as Director of Professional Services with Adra Systems from July 1995 to September 1996. From 1991 through 1995, Mr. Zawaideh served as a regional manager for Sherpa Systems Incorporated.

   Executive officers are elected to serve at the discretion of the Board of Directors. All of the current Directors were elected as Directors of the Company pursuant to an Amended and Restated Stockholders Agreement dated June 17, 1999, between the Company and certain of its stockholders, the voting provisions of which terminated on the closing of the Company's initial public offering of common stock. There are no family relationships among any of the Directors and executive officers of the Company.

Board Committees and Meetings

   The Board of Directors of the Company held 10 meetings during the fiscal year ended July 1, 2000. The Compensation Committee of which Messrs. Holland and Stuckey and Ms. Carnahan are members, determines the compensation of the Company's senior management and administers and makes recommendations and awards concerning the Company's stock option plans. The Compensation Committee held 6 meetings in fiscal

2000. The Audit Committee, of which Messrs. Holland and Stuckey and Ms. Carnahan are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Audit Committee held 2 meetings during fiscal 2000. During fiscal 2000, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all Committees of the Board of Directors on which he or she served (during the period that he or she served on such Committee).

   The Board of Directors does not have a standing nominating committee or committee performing similar functions.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

   The following table shows compensation information with respect to services rendered to the Company in all capacities during the fiscal years ended July 1, 2000, July 3, 1999 and June 27, 1998, for (i) the individual who served as the Chief Executive Officer for the fiscal year ended July 1, 2000, and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended July 1, 2000 (collectively with the Chief Executive Officer, the "Named Officers"):

                          Summary Compensation Table

                                                      Long-Term
                                 Annual Compensation Compensation
                                         (1)          Awards (2)
                                 ------------------- ------------
                                                      Securities
Name and Principal        Fiscal          Bonus and   Underlying   All Other
Position                   Year   Salary  Commission   Options    Compensation
------------------        ------ -------- ---------- ------------ ------------
Mark F. O'Connell........  2000  $230,000  $173,000     157,500   $   432 (3)
 President, Chief
  Executive Officer        1999   215,000    99,446         --      1,236 (3)
 and Director              1998   201,667   135,000   1,350,000     5,992 (3)
Brian M. Gallagher (4)...  2000   175,000   459,169         --            --
 Vice President of Sales,
  Americas                 1999       673       --      472,500           --
Johannes T. J. Ruigrok...  2000   122,901   259,590      36,000    17,040 (5)
 Senior Vice President of
  Worldwide                1999   130,539    70,858     414,000    13,886 (6)
 Sales and Marketing       1998    10,192       --          --            --
Michael Segal............  2000   170,000    75,004      45,000     7,612 (3)
 Senior Vice President of
  Customer                 1999   170,000    63,470      36,000     8,667 (3)
 Success                   1998   160,000    37,000     225,000    10,764 (7)
Sam Zawaideh.............  2000   120,000   155,570     135,000     8,204 (8)
 Vice President of         1999   110,000   148,141      90,000    10,229 (9)
 Xchange Business          1998   100,000    82,680      90,000     5,383(10)

--------
 (1) Excludes perquisites and other personal benefits, if any, the aggregate amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and commission and bonus reported.
 (2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 2000, 1999 or 1998.
 (3) Represents medical reimbursements.
 (4) Brian M. Gallagher joined the Company on June 30, 1999.
 (5) Consists of $14,999 for an automobile allowance and $2,041 for medical reimbursements.
 (6) Represents an automobile allowance.
 (7) Consists of $4,000 for an automobile allowance and $6,764 for medical reimbursements.
 (8) Consists of $4,500 for an automobile allowance and $3,704 for medical reimbursements.
 (9) Consists of $4,500 for an automobile allowance and $5,729 for medical reimbursements.
(10) Consists of $4,500 for an automobile allowance and $883 for medical reimbursements.

Option/SAR Grants in Last Fiscal Year

   The following table sets forth information concerning the stock option grants made to each of the Named Officers in fiscal 2000. The exercise price per share of each option was equal to the fair market value of the common stock on the grant date as determined by the Board of Directors of the Company and the options become exercisable at the rate of 6.25% of the total option grant at the end of each 3-month period from the date the option begins to vest. The Company did not grant any stock appreciation rights in fiscal 2000. The potential realizable value represents amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Company's common stock over the term of the options. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Officers.

                       Option Grants in Last Fiscal Year

                                    Individual Grants
                         ----------------------------------------
                                                                      Potential
                                     Percent                      Realizable Value
                                    of Total                      at Assumed Annual
                                     Options                       Rates of Stock
                         Number of   Granted                            Price
                         Securities    to     Exercise            Appreciation for
                         Underlying Employees  Price                 Option Term
                          Options   in Fiscal   Per    Expiration -----------------
Name                      Granted     Year     Share      Date       5%      10%
----                     ---------- --------- -------- ---------- -------- --------
Mark F. O'Connell.......  157,500     5.62%    $1.11    07/30/09  $109,947 $278,626
Brian M. Gallagher......      --       --        --          --        --       --
Johannes T.J. Ruigrok...   36,000     1.28      1.11    07/22/09    25,131   63,686
Michael Segal...........   45,000     1.61      1.11    07/22/09    31,413   79,607
Sam Zawaideh............   72,000     2.57      1.11    07/22/09    50,261  127,372
                           63,000     2.25      8.00    12/09/09   316,962  803,246

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth information regarding stock option exercises in the last fiscal year and exercisable and unexercisable stock options held as of July 1, 2000 by each of the Named Officers. Amounts described in the following table under the heading "Value Realized" were calculated based on the difference between the fair market value of the Company's common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Officers. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options at Year End" are based upon the fair market value of the common stock as of July 1, 2000, which was $40.63 per share as quoted on the Nasdaq National Market less the applicable exercise price, multiplied by the number of shares underlying the options.

 Aggregated Option Exercises in Last Fiscal Year and Option Values at July 1,
                                     2000

                                                Number of Shares of
                                              Common Stock Underlying    Value of Unexercised
                          Shares                Unexercised Options          In-the-Money
                         Acquired                   at Year End           Options at Year End
                            on      Value    ------------------------- -------------------------
Name                     Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     -------- ---------- ----------- ------------- ----------- -------------
Mark F. O'Connell....... 600,000  $9,352,500   841,406      696,094    $33,796,281  $27,890,319
Brian M. Gallagher......  59,061     728,222    59,064      354,375      2,360,197   14,160,825
Johannes T.J. Ruigrok...     --          --    213,750      236,250      8,586,090    9,475,290
Michael Segal........... 108,936     794,967   388,876      132,188     15,630,534    5,288,139
Sam Zawaideh............ 101,949      68,306    90,283      167,768      3,559,901    6,286,648

Employment Agreements and Change in Control Arrangements

   On January 11, 1999, the Company entered into an employment arrangement with Maurice L. Castonguay, the Chief Financial Officer, Vice President of Finance and Administration and Treasurer. The agreement provides that, in the event of a change of control of the Company, all of Mr. Castonguay's unvested options will be accelerated and become fully vested. The arrangement also provides Mr. Castonguay with a one-year severance package equal to his base salary plus bonus and all customary executive benefits in the event of a change of control of, or if he terminates his employment for good reason within 18 months of a change of control of, the Company.

   On June 3, 1999, the Company entered into an employment arrangement with Brian M. Gallagher, the Vice President of Sales, Americas. The arrangement provides that Mr. Gallagher would receive six months of his targeted total compensation upon the termination of his employment for any reason.

   On July 15, 1998, MxOne B.V., a subsidiary of the Company organized in the Netherlands, entered into an Employment Agreement with Johannes T.J. Ruigrok. Under the agreement, Mr. Ruigrok was appointed as Vice President of European Sales of the Company as well as an officer of certain foreign subsidiaries of the Company. The agreement provides Mr. Ruigrok with an initial base salary of
(Euro)122,521 (which is equivalent to approximately $124,285 per year), commissions based on revenues targets and an allowance for a mobile phone and an automobile.

   On April 14, 1998, the Company entered into an employment agreement with James F. Morgan, the former Chairman of the Board of Directors and former Chief Executive Officer and currently a Director. Under the agreement, Mr. Morgan agreed to serve as the full-time corporate advisor until June 30, 1998. From July 1, 1998 through January 2, 2000, Mr. Morgan agreed to serve as a part-time corporate advisor. In December 1999, Mr. Morgan's employment agreement was extended through March 31, 2000. For such services, Mr. Morgan was paid a monthly salary of $13,750 until June 30, 1998 and $6,000 per month from July 1, 1998 through March 31, 2000. Mr. Morgan also received a bonus equal to $110,500 from the May 7, 1998 sale of assets of Adra Systems to SofTech, Inc. Pursuant to the employment agreement, the Board of Directors reviewed Mr. Morgan's options at the end of the March 31, 2000 period and permitted the conversion of all unexercised incentive stock options held by Mr. Morgan to non-qualified stock options to make such options exercisable until September 30, 2006. Mr. Morgan's option agreement also provides for the full acceleration of vesting of all unvested options on the initial public offering of common stock of the Company, the closing of which occurred on March 6, 2000.

   The offer letter, dated December 5, 1997, of Stephen P. Dunn, the Vice President of Xchange Business Development, provides for the full acceleration of vesting of his initial option grant of 202,500 shares in the event of a change in control of the Company.

   The standard option agreements under the Company's 1987 and 1996 stock option plans provide that if the Board of Directors approves a change of control transaction, as long as such transaction occurs while the employee is still employed by the Company, then all unvested options of the employee shall be accelerated. After acceleration, the employee may then exercise their options in full. Pursuant to the option agreements, however, if the change of control transaction is intended to be accounted for as a pooling of interests no acceleration of vesting will occur if any portion of the acceleration of the options would preclude such financial accounting treatment. The 1999 Stock Plan provides for the acceleration of unvested awards by a period of 24 months upon the consummation of an acquisition. In addition to or in lieu of the foregoing, with respect to outstanding options only, the Board of Directors may, upon written notice to the affected optionees, provide that any outstanding options shall become immediately exercisable in full. The standard option agreements under the 1987 and 1996 stock option plans and the 1999 Stock Plan further provides that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Internal Revenue Code, then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur, subject in the 1999 Stock Plan to certain circumstances.

Stock Performance Graph

   The following graph compares the percentage change in the cumulative total stockholder return on the Company's common stock during the period from the Company's initial public offering on February 29, 2000 through July 1, 2000 with the cumulative total return for the Nasdaq Stock Market Index and the Nasdaq Computer & Data Processing Index. The comparison assumes $100 was invested on March 1, 2000, the date the Company's common stock began publicly trading, in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.
                             [CHART APPEARS HERE]

                 03/01/00       04/01/00       04/29/00       05/27/00       07/01/00
-------------------------------------------------------------------------------------
  MatrixOne      $100.00        $159.75        $132.00         $77.50        $162.50
  Nasdaq         $100.00        $ 95.58        $ 80.70         $67.00        $ 82.90
  Nasdaq C&D     $100.00        $ 99.51        $ 83.03         $68.87        $ 86.35

--------
(1) Prior to March 1, 2000, the Company's common stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from www.marketdata.nasdaq.com, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Compensation Committee Report on Executive Compensation

   The Compensation Committee is comprised of three outside directors and determines the compensation of the Company's senior management and administers and makes recommendations and awards under the Company's stock option plans.

   The Company's executive compensation policies are designed to promote the following objectives:

  . to enhance profitability of the Company and increase stockholder value;

  . to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executives;

  . to recognize individual initiative and achievement; and

  . to align the interests of the Company's management with those of stockholders.

The Company's executive compensation program for fiscal 2000 consisted of the following elements: (1) base salary; (2) incentive compensation in the form of annual cash bonuses; and (3) long-term incentive compensation in the form of incentive and non-qualified stock options. All of these elements are administered by the Compensation Committee. Executive officers are also eligible to participate in certain benefit programs that are generally available to all employees of the Company, including life insurance and other employee benefits and a 401(k) retirement savings plan. In all cases, the Compensation Committee's decisions involving executive officer compensation are ultimately based on the committee's judgment regarding the best interests of the Company and its stockholders.

 Base Salary

   Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally determined by evaluating (i) the experience of and the responsibilities to be held by the individual, (ii) the Company's past financial performance and future expectations and (iii) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Company's long-term goals and strategies. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar business. Base salary levels for each of the Company's executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first joined the Company in fiscal 2000, special consideration was given to each officer's compensation package at his/her prior place of employment.

 Annual Incentive Compensation

   Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation, in the form of cash bonuses based on the achievement by the Company of predetermined revenue and earnings objectives, as well as the performance of the individual executive officer. Cash bonuses are intended to constitute a significant portion of an executive officer's incentive and total compensation package. Cash bonuses for each of the Company's executive officers, other than the Company's Chief Executive Officer, are also based upon recommendations of the Chief Executive Officer.

 Long-Term Incentive Compensation

   Long-term incentive compensation, in the form of stock options, provide a stock-based incentive to improve the Company's financial performance by allowing the executive officers to share in any appreciation in the value of the Company's common stock. Accordingly, the Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the Company's stockholders by encouraging executive officers to maximize the value of the Company. Stock options also assist in the recruitment, motivation and retention of key professional and managerial personnel. Stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company, competitive market practices, and the Company's financial performance. When establishing stock option grant levels for executive officers, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Company's common stock. Stock options granted under the Company's various stock option plans have an exercise price equal to the fair market value of the stock on the date of grant.

 Compensation of the Chief Executive Officer

   Mr. O'Connell is the President and Chief Executive Officer and a Director of the Company. His fiscal 2000 performance was evaluated on the basis of the factors described above applicable to executive officers generally. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company's strong financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Mr. O'Connell of other non-financial goals.

 Deductibility of Executive Compensation Expenses

   In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

                   Respectfully submitted by the Compensation Committee:

                   Ellen Carnahan
                   Daniel F. Holland
                   Charles R. Stuckey, Jr.

Compensation of Directors

   Non-employee directors are reimbursed for their reasonable travel expenses in attending meetings of the Board of Directors. Beginning January 1, 2000, non-employee directors received cash compensation of $4,000 per quarter for services provided as directors. Directors are also eligible to participate in the 1996 Stock Plan and the 1999 Stock Plan. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

Compensation Committee Interlocks and Insider Participation

   No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company, nor has any interlocking relationship existed in the past.

Audit Committee Report

   The Audit Committee, of which Messrs. Holland and Stuckey and Ms. Carnahan are members, reviews with the Company's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee held 2 meetings during fiscal 2000.

   The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal 2000 with management and has discussed with Arthur Andersen LLP, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61, or the Codification of Statements on Auditing Standards, AU Section 380, as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from Arthur Andersen LLP regarding their independence as auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Arthur Andersen LLP the status of their independence. Based upon this review of the above-mentioned issues, the Audit Committee has recommended to the Board of Directors that the audited annual financial statements of the Company for fiscal 2000 be included in the Company's Annual Report on Form 10-K for fiscal 2000.

   The Board of Directors has adopted a written charter for the Audit Committee set forth hereto as Appendix A. While Messrs. Holland and Stuckey are independent directors under Rule 4200(a)(15) of the National Association of Security Dealers, Inc. ("NASD") rules, Ms. Carnahan, a Managing Director of William Blair Capital Partners, L.L.C. which is a holder of more than 20% of the outstanding common stock of the Company, is not currently independent under the NASD rules. The Board of Directors has appointed Ms. Carnahan to the Audit Committee despite this status because of the key role she has played at the Company since first being appointed to the Board of Directors in October 1997. Ms. Carnahan has served on the Audit Committee for two years and prior to that was a key financial advisor to the Company with extensive knowledge of the historical and present financial operation of the Company. Due to this long standing relationship and her integral knowledge of the Company and its financial matters, the Board of Directors believes this is an exceptional circumstance under the NASD rules and that it is in the best interest of the Company and its stockholders for Ms. Carnahan to continue in her capacity as an audit committee member.

                      Respectfully submitted by the Audit Committee:

                      Ellen Carnahan
                      Daniel F. Holland
                      Charles R. Stuckey, Jr.

Certain Relationships and Related Transactions

   On June 17, 1999, MatrixOne sold an aggregate of 750,000 shares of Class H Convertible Preferred Stock in a private financing at a price of $8.00 per share. William Blair Capital Partners V, L.P., a beneficial owner of more than 5% of MatrixOne's capital stock, purchased 548,595 shares of Class H Convertible Preferred Stock at a price of $8.00 per share, which equals an aggregate purchase price of $4,388,760. In the same financing, Gilde IT Fund, a beneficial owner of more than 5% of MatrixOne capital stock, purchased 201,405 shares of Class H Convertible Preferred Stock at a price of $8.00, which equaled an aggregate purchase price of $1,611,240. On October 1, 1997, the Company sold an aggregate of 1,899,138 shares of our Class G Convertible Preferred Stock to seven investors at a price of $5.80 per share. William Blair Capital Partners V, L.P. purchased 1,261,139 shares of Class G Convertible Preferred Stock at a price of $5.80 per share, which equals an aggregate purchase price of $7,314,606. In the same financing, Gilde IT Fund purchased 463,000 shares of Class G Convertible Preferred Stock at a price of $5.80 per share, which equals an aggregate purchase price of $2,685,400.

   On December 13, 1999 the Company signed a license agreement with RSA Security, Inc. Charles R. Stuckey, Jr., a member of our Board of Directors, is Chairman of the Board of RSA and President of RSA Investments, a recently formed subsidiary of RSA.

   The Company entered into a severance agreement and release with our former Chief Financial Officer, William L. Fiedler, on August 24, 1998. Under the agreement, the Company agreed to the following:

  . pay his base salary for up to 12 months;

  . pay him a bonus for the sale of assets related to the former Adra
    Systems, Inc.; and

  . convert his options into non-qualified stock options exercisable until September 29, 2006.

   Under the agreement, Mr. Fiedler agreed to release the Company from any potential claims and agreed not to compete with us or solicit our employees for a period of one year.

   On April 14, 1998, the Company entered into an employment agreement with James F. Morgan, the former Chairman of the Board of Directors and former Chief Executive Officer and currently a Director. Under the agreement, Mr. Morgan agreed to serve as the full-time corporate advisor until June 30, 1998. From July 1, 1998 through January 2, 2000, Mr. Morgan agreed to serve as a part-time corporate advisor. In December 1999, Mr. Morgan's employment agreement was extended through March 31, 2000. For such services, Mr. Morgan was paid a monthly salary of $13,750 until June 30, 1998 and $6,000 per month from July 1, 1998 through March 31, 2000. Mr. Morgan also received a bonus equal to $110,500 from the May 7, 1998 sale of assets of Adra Systems to SofTech, Inc. Pursuant to the employment agreement, the Board of Directors reviewed Mr. Morgan's options at the end of the March 31, 2000 period and permitted the conversion of all unexercised incentive stock options held by Mr. Morgan to non-qualified stock options to make such options exercisable until September 30, 2006. Mr. Morgan's option agreement also provides for the full acceleration of vesting of all unvested options on the initial public offering of common stock of the Company, the closing of which occurred on March 6, 2000.

   The following table sets forth information regarding certain term promissory notes entered into between the Company and several of the Company's directors and executive officers which were used to exercise options to purchase shares of the Company's common stock. Each of the officers and directors has pledged the purchased shares of common stock to secure his promissory note.

               Summary Term Promissory Notes as of July 1, 2000

                                             Pledged
                                             Shares                                  Principal
                         Date of               of                                   Outstanding
       Name and         Promissory           Common  Interest               Date        at
  Principal Position       Note    Principal  Stock    Rate    Due Date    Repaid    9/8/2000*
  ------------------    ---------- --------- ------- -------- ---------- ---------- -----------
Mark F. O'Connell...... 09/10/1999 $ 66,500  150,000     8%   09/10/2001 03/31/2000       --
 President, Chief       02/21/2000  198,000  450,000     8    02/21/2002 03/31/2000       --
 Executive Officer and
 Director

Stephen P. Dunn........ 08/29/1999   33,665   75,936     8    08/29/2001        --   $ 33,665
 Vice President of      02/23/2000   20,587   33,750     8    02/23/2002        --     20,587
 Xchange Business
 Development

Michael Segal.......... 09/08/1999   19,715   48,936     8    09/08/2001        --     19,715
 Senior Vice President  02/17/2000   20,000   60,000     8    02/17/2002        --     20,000
 of Customer Success

Sam Zawaideh........... 09/08/1999   45,197  101,949     8    09/08/2001 08/09/2000       --
 Vice President of
 Xchange Business

Paul B. Gilmartin...... 09/07/1999   13,300   30,000     8    09/07/2001 08/22/2000       --
 Vice President of
 Product Management

James F. Morgan........ 09/27/1999   66,500  150,000     8    09/27/2001 07/24/2000       --
 Director               02/28/2000  332,500  750,000     8    02/28/2002        --    332,500
                        02/29/2000   99,750  225,000     8    02/29/2002 07/24/2000       --

--------
   *Excludes accrued interest from inception to date.

   We believe that all transactions set forth above were made on terms no less favorable to us than would have been obtained from unaffiliated third parties. We have adopted a policy whereby all future transactions between us and any of our officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of our Board of Directors.

                              PROPOSAL TO APPROVE
            AMENDMENT TO 1999 STOCK PLAN AND RATIFY 1999 STOCK PLAN

   The 1999 Stock Plan was adopted by the Company's Board of Directors on January 20, 2000 and approved by the stockholders on January 20, 2000. On September 13, 2000 the Company's Board of Directors approved an Amendment to the 1999 Stock Plan (the "Amendment") pursuant to which the number of shares reserved for issuance thereunder would be increased by an additional 1,500,000 shares to 3,000,000 shares, which Amendment is attached to this proxy statement as Appendix B. Stockholder approval of the Amendment is required by the terms of the 1999 Stock Plan.

   As of September 8, 2000, options to purchase an aggregate of approximately 10,814,747 shares of common stock were outstanding under the Company's Amended and Restated 1987 Stock Option Plan, Amended and Restated 1996 Stock Plan and 1999 Stock Plan, and approximately 1,088,374 shares were available for future grant under such plans. The Board of Directors has determined not to grant additional options under the Amended and Restated 1987 Stock Option Plan. Approximately 243,250 shares remain available for grant under the 1999 Stock Plan. If the proposal to approve the Amendment is approved, approximately 1,743,250 shares will be available for future grant under the 1999 Stock Plan.

   The Board of Directors believes that in order to attract and retain qualified employees, it is necessary to continue to grant options to such employees. The Board of Directors believes that the remaining shares in the 1999 Stock Plan are insufficient for this purpose, especially due to the planned addition of new employees to continue the growth of the Company.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT AND RATIFICATION OF THE 1999 STOCK PLAN

   The essential features of the 1999 Stock Plan are outlined below.

   The Company intends the 1999 Stock Plan to provide incentives to the directors, officers and other employees of the Company and to other individuals who render service to the Company by providing them with opportunities to participate in the ownership of the Company through the following:

  . the grant of options which qualify as incentive stock options under
    Section 422(b) of the Code;

  . the grant of options which do not qualify as incentive stock options;

  . awards of stock; and

  . opportunities to make direct purchases of stock.

   Both incentive stock options and non-qualified options are referred to hereafter individually as an "Option" and collectively as "Options." Options, awards of stock and authorizations to make purchases of stock are referred to hereafter collectively as "Stock Rights."

   The Compensation Committee of the Board of Directors administers the 1999 Stock Plan. Subject to the provisions of the 1999 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right.

   Stock Rights may be granted under the 1999 Stock Plan at any time prior to January 20, 2010.

   The 1999 Stock Plan currently authorizes the issuance of up to 1,500,000 shares of common stock, but no employee may be granted Stock Rights to acquire, in the aggregate, more than 300,000 shares of stock. Any shares subject to a Stock Right which expires, terminates or is surrendered or forfeited may again be available for grant under the 1999 Stock Plan.

   Options granted under the 1999 Stock Plan generally vest quarterly over four years. The Compensation Committee may, however, specify a different vesting schedule for any particular grant. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The 1999 Stock Plan provides that upon a change of control, the vesting of all unvested Stock Rights will accelerate by 24 months. The Compensation Committee has the right to accelerate the date of exercise of any installment of any Stock Right or to free some or all of the restrictions on any Stock Right despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Code if a change of control of the Company occurs or disqualify all or part of the Option as an incentive stock option.

   Stock Rights are not assignable or transferable by the grantee except by will, by the laws of descent or distribution or, in the case of a non-qualified option, pursuant to a valid domestic relations order or to certain identified persons or entities for estate planning reasons, both only with the consent of our Chief Executive Officer or Chief Financial Officer.

   The Board of Directors may terminate the 1999 Stock Plan at any time but such termination will not affect any Stock Rights then outstanding under the 1999 Stock Plan. Unless terminated by action of the Board of Directors, the 1999 Stock Plan will continue in effect until January 20, 2010, but Stock Rights granted prior to that time will continue in effect until they expire in accordance with their terms. The Board of Directors may also amend the 1999 Stock Plan as it deems advisable, subject to any applicable statutory or regulatory requirement to obtain shareholder approval when and if so requested.

 Certain Federal Income Tax Considerations with Respect to the 1999 Stock Plan

   With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, for federal income tax purposes:

  . the optionee will not recognize any income at the time of the exercise of the option;

  . the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an item of income for purposes of the alternative minimum tax; and

  . the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss.

   The Company will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

   If the holder of an incentive stock option disposes of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares was granted (each a "disqualifying disposition"), then for federal income tax purposes, in most cases, the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition. The difference between the amount realized by the optionee as the result of a disqualifying disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized as a result of such disposition will be treated as capital gain.

   In any year that an optionee recognizes compensation income on a disqualifying disposition of stock acquired by exercising an incentive stock option, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

   With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will receive an equivalent deduction at that time. The optionee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares acquired upon exercise of the non-qualified option and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income) when the optionee sells the shares.

   Persons receiving common stock under the 1999 Stock Plan pursuant to an award of common stock or a grant of an opportunity to purchase common stock will generally recognize ordinary income equal to the fair market value of the shares received in the case of an award, or in the case of a purchase, the fair market value of the shares, reduced by any purchase price paid. The Company generally should be entitled to a corresponding tax deduction. When such common stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting.

   Approval and adoption of the Amendment to the 1999 Stock Plan and ratification of the 1999 Stock Plan requires the affirmative vote of the holders of a majority of the shares of common stock voting on the proposal at the Annual Meeting. The full text of the proposed Amendment to the 1999 Stock Plan is included as Appendix B to this proxy statement.

   The board of directors unanimously recommends a vote "FOR" approval and adoption of the Amendment to the 1999 Stock Plan pursuant to which the number of shares reserved for issuance thereunder will be increased from 1,500,000 to 3,000,000 shares, and the ratification of the 1999 Stock Plan.

Option Information

   The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of Common Stock. As of September 8, 2000, authorized shares of the Company were issued and outstanding or subject to outstanding options or reserved for future grants as follows:

      Issued and Outstanding Shares of Common Stock....... 42,599,296

                                                             Shares     Shares
                                                             Subject   Reserved
                                                               To         For
                                                           Outstanding  Future
                                                             Options    Grants
                                                           ----------- ---------
      Stock-based Compensation Plans:
        Amended and Restated 1987 Stock Option Plan*......    839,049        --
        Amended and Restated 1996 Stock Plan..............  8,718,948    845,124
        1999 Stock Option Plan............................  1,256,750    243,250
        2000 Employee Stock Purchase Plan.................        --   1,350,000
                                                           ----------  ---------
          Totals.......................................... 10,814,747  2,438,374
                                                           ==========  =========

--------
* The Board of Directors of the Company has voted not to issue any more options under this Plan and will not grant any more options under it in the future.

   The outstanding options under all of the above stock-based compensation plans, as of September 8, 2000 were held as follows:

                                                                       Shares
                                                                       Subject
                                                                         To
                                                                       Options
                                                                      ---------
      All executive officers as a group.............................. 5,009,912
      All current directors (who are not executive officers) as a
       group.........................................................   112,500
      All employees (who are not executive officers) as a group...... 5,692,335

                     RATIFICATION OF SELECTION OF AUDITORS

   The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending June 30, 2001. Arthur Andersen LLP has served as the Company's auditors and outside accountants since August 1983. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The directors recommend a vote FOR ratification of this selection. The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than May 31, 2001. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is August 14, 2001. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that all notices of proposals by stockholders should be sent Certified Mail--Return Receipt Requested to the attention of: Maurice L. Castonguay, MatrixOne, Inc., Two Executive Drive, Chelmsford, MA 01824.

                           EXPENSES AND SOLICITATION

   The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company and/or a proxy solicitor may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended July 1, 2000 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 1, 2000 with the following exceptions: Daniel J. Holland. Mr. Holland has subsequently filed a Form 5 to report the purchase of 400 shares of Common Stock by his wife.

                                                                     APPENDIX A

                                MATRIXONE, INC.

                            AUDIT COMMITTEE CHARTER

A. Purpose

   The primary function of the Audit Committee of MatrixOne, Inc. (the "Corporation") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports and other financial information provided by the Corporation to governmental agencies, the Corporation's shareholders or to the general public, (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and
(iii) the Corporation's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section D of this Charter.

B. Composition

   The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Examples of such relationships include:

  . a director being employed by the Corporation or any of its affiliates for the current year or any of the past three years;

  . a director accepting any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan or non-discretionary compensation;

  . a director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer; Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;

  . a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's consolidated gross revenue for that year, or $200,000, whichever is more, in any of the past three years;

  . a director being employed as an executive of another entity where any of the Corporation's executives serves on that entity's compensation committee.

   All members of the Committee shall either (i) have a working familiarity with basic finance and accounting practices, including the ability to read and understand fundamental financial statements, such as a balance sheet, cash flow statement and income statement (ii) or those members will be able to have such working familiarity within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management experience, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. Meetings

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with D(4) below.

D. Responsibilities and Duties

   To fulfill its responsibilities and duties the Committee shall:

 Documents/Reports Review

   1. Review and update this Charter periodically as conditions dictate, but review at least annually.

   2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental agencies, the Corporation's shareholders or the general public, including any certification, report, opinion or review rendered by the independent accountants, including reviewing the nature and extent of any significant changes in accounting principles.

   3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

   4. Review with financial management and the independent accountants interim financial statements prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

 Independent Accountants

   5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall receive from the independent accounts a formal written statement identifying all relationships between the independent accountants and the Corporation consistent with Independence Standard Boards Standard 1. The Committee shall review and discuss with the independent accountants all relationships the accountants have with the Corporation to determine the accountants' independence and objectivity, and recommend to the Board of Directors any proposed discharge if the Committee determines the accountants are not appropriately independent.

   6. Review the performance of the independent accountants and recommend to the Board of Directors any proposed discharge of the independent accountants when circumstances warrant.

   7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

 Financial Reporting Processes

   8. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's internal and external financial reporting processes. Review adequacy of the Corporation's systems of internal control.

   9. Meet with independent accountants and internal auditors to review the scope of the audit and audit plan for the current year.

   10. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting and consider and approve, if appropriate, material changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

   11. Review organizational structure, qualifications and activities of the internal audit staff.

 Process Improvement

   12. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

   13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

 Ethical and Legal Compliance

   15. Review with the corporation's counsel: (a) legal compliance matters including corporate securities trading policies and (b) any legal matter that could have a significant impact on the corporation's financial statements.

   16. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

   17. Review the system for monitoring the Corporation's compliance with laws and regulations and the results of management's investigation of, and action taken in connection with, fraudulent acts and accounting irregularities.

 Reporting

   18. Report to the Board of Directors following each meeting of the Committee.

   19. Maintain minutes of each meeting of the Committee.

                                                                     APPENDIX B

                                AMENDMENT NO. 1

                        MATRIXONE, INC. 1999 STOCK PLAN

   MatrixOne, Inc.'s 1999 Stock Plan (the "Plan") is hereby amended as follows:

   1. Section 3(a) of the Plan is amended and restated in its entirety as follows:

     "Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is 3,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 3,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

   2. Except as modified hereby, the Plan shall remain in full force and effect.

                                                                     MONE-PS-00S

                                  DETACH HERE

                                     PROXY

                                MATRIXONE, INC.

                              Two Executive Drive
                        Chelmsford, Massachusetts 01824

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Common Stock of MatrixOne, Inc., a Delaware corporation (the "Company"), hereby appoints Mark F. O'Connell and Maurice L. Castonguay, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company's 2000 Annual Meeting of Stockholders, to be held on Monday, November 6, 2000, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, MA 02110 and at any adjournments or postponements thereof.

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

-------------                                                     -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                              SIDE
-------------                                                     -------------

                                  DETACH HERE

[X]  Please mark
     votes as in
     this example.

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
--------------------------------------------------------------------------------


1.  Election of director.

    Nominee:  (01) James F. Morgan

          FOR                  WITHHELD
          THE    [_]      [_]  FROM THE
        NOMINEE                NOMINEE


                                                      FOR    AGAINST    ABSTAIN
2.  To approve and adopt an amendment to the          [_]      [_]        [_]
    1999 Stock Plan to increase the aggregate number of shares that may be issued thereunder from 1,500,000 to 3,000,000, and to ratify the 1999 Stock Plan.

                                                      FOR    AGAINST    ABSTAIN
3.  To ratify the Appointment of Arthur               [_]      [_]        [_]
    Andersen LLP as Independent Auditors.

In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

                     MARK HERE               MARK HERE IF
                    FOR ADDRESS    [_]       YOU PLAN TO    [_]
                     CHANGE AND               ATTEND THE
                    NOTE AT LEFT                MEETING

                                       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

                                       Please sign, date and return promptly in the accompanying envelope.


       Signature:  ______________________________  Date:  ___________

       Signature:  ______________________________  Date:  ___________